SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT
                         Pursuant to Section 13 or 15(d)
                     of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 22, 1999


                          CELLEGY PHARMACEUTICALS, INC.
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             (Exact name of Registrant as specified in its charter)


                                   California
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                 (State or other jurisdiction of incorporation)



         0-26372                                           82-0429727
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       (Commission                                       (IRS Employer
       File Number)                                      Identification No.)


 349 Oyster Point Boulevard, Suite 200
        South San Francisco, CA                                       94080
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(Address of principal executive offices)                           (Zip Code)


                                 (650) 616-2200
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              (Registrant's telephone number, including area code)


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          (Former name or former address, if changed since last report)

ITEM 5:  OTHER EVENTS.

         Filed with this report as Exhibit 99.01 is a press release issued by the Registrant on November 22, 1999, announcing:

         o the unblinding and preliminary results of a pivotal Phase III clinical trial for its product Anogesic(R)(nitroglycerin ointment). In the analysis of the trial data, 44% of the patients (35 out of 80) treated with the most effective dose of Anogesic(R)experienced a complete resolution (cure) of their condition. On the other hand, a similar unexpectedly high percentage of the patients treated with placebo (vehicle ointment containing no active drug) also were cured. However, at the most effective dose of Anogesic(R), the rate of decrease in average pain was significantly greater relative to the placebo vehicle, a "p value" of less than 0.0002. While the secondary endpoint result (pain reduction) is positive, the primary endpoint of the trial (complete healing) was not met.

         After the Registrant has completed further analysis of the data, the Registrant plans to develop a potential follow-up clinical trial and discuss the results with the U. S. Food and Drug Administration (FDA).


ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS.

         (c)      Exhibits.

                  99.01 Press Release issued by the Registrant on November 22, 1999.


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


                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


Date:  November 29, 1999                  CELLEGY PHARMACEUTICALS, INC.


                                          By: /s/ K. MICHAEL FORREST
                                          --------------------------------------
                                          K. Michael Forrest
                                          President and Chief Executivel Officer



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